Exhibit 99.2

Fresh-cut Division of Performance Food Group Company

Combined Balance Sheets (unaudited)

(In thousands)	April 2, 2005	January 1, 2005
	(unaudited)
Assets
Current assets:
Cash	$3,921	$4,477
Accounts receivable, net (Note 6)	81,780	75,181
Inventories	21,220	27,816
Prepaid expenses and other current assets	5,810	5,623
Deferred income taxes	7,660	6,959

Total current assets	120,391	120,056
Property, plant and equipment, net	190,734	193,453
Goodwill, net	232,473	232,473
Other intangible assets, net	129,287	130,400
Other assets	2,773	2,262

Total assets	$675,658	$678,644

Liabilities and PFG’s Net Investment
Current liabilities:
Outstanding checks in excess of deposits	$19,760	$24,130
Current installments of long-term debt	275	275
Trade accounts payable	40,003	39,775
Accrued expenses	56,194	52,372
Due to PFG, net (Note 6)	3,807	4,129
Other current liabilities	2,608	2,708

Total current liabilities	122,647	123,389
Deferred income taxes	75,404	74,848
Long-term debt, excluding current installments	14,725	14,725
Loan payable to PFG, net (Note 6)	358,523	364,035

Total liabilities	571,299	576,997

PFG’s net investment	104,359	101,647

Total liabilities and PFG’s net investment	$675,658	$678,644

See accompanying notes to combined financial statements.

Fresh-cut Division of Performance Food Group Company

Combined Statements of Earnings (unaudited)

	Three Months Ended
(In thousands)	April 2, 2005	April 3, 2004
Net sales (Note 6)	$247,284	$244,725
Cost of goods sold	183,806	184,260

Gross profit	63,478	60,465
Operating expenses	50,957	49,422
Corporate allocation (Note 6)	2,469	2,467

Operating profit	10,052	8,576

Other income (expense):
Interest expense, net (Note 6)	(6,178)	(4,673)
Other, net	387	310

Other expense, net	(5,791)	(4,363)

Earnings before income taxes	4,261	4,213
Income tax expense	1,549	1,671

Net earnings	$2,712	$2,542

See accompanying notes to combined financial statements.

Fresh-cut Division of Performance Food Group Company

Combined Statements of Cash Flows (unaudited)

	Three Months Ended
(In thousands)	April 2, 2005	April 3, 2004
Cash flows from operating activities:
Net earnings	$2,712	$2,542
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	8,140	6,777
Amortization	1,106	1,131
Other	282	40
Changes in operating assets and liabilities:
Increase in accounts receivable	(6,599)	(4,541)
Decrease in inventories	6,596	5,186
(Increase) decrease in prepaid expenses and other current assets	(187)	3,041
Increase in other assets	(511)	(282)
Increase in trade accounts payable	228	580
Increase in accrued expenses and other current liabilities	3,722	7,356
(Decrease) increase in deferred income taxes, net	(145)	5,455

Net cash provided by operating activities	15,344	27,285

Cash flows from investing activities:
Purchases of PP&E	(5,735)	(15,713)
Proceeds from sale of PP&E	39	18

Net cash used in investing activities	(5,696)	(15,695)

Cash flows from financing activities:
Decrease in outstanding checks in excess of deposits	(4,370)	(5,072)
Net payments on amounts owed to PFG	(5,834)	(9,538)
Principal payment on long-term debt	—	(112)

Net cash used in financing activities	(10,204)	(14,722)

Net decrease in cash	(556)	(3,132)
Cash, beginning of period	4,477	7,202

Cash, end of period	$3,921	$4,070

See accompanying notes to combined financial statements.

Fresh-cut Division of Performance Food Group Company

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)

1. Description of Business

The combined financial statements and notes thereto represent a carve-out financial statement presentation of the businesses comprising Performance Food Group Company’s (“PFG’s”) fresh-cut produce business (the “Company” or “Fresh Express”) and are not intended to be a complete presentation of the financial position, results of operations and cash flows of Fresh Express on a stand-alone basis. The combined financial statements are presented as if the Company existed as a separate entity from the remaining businesses of PFG during the periods presented. The allocations and estimates included in the combined financial statements are determined using the methodologies described in Note 6. The term “affiliates” refers to other subsidiaries of PFG that are not part of the Company. The Company is comprised of the following wholly owned subsidiaries of PFG: Fresh International Corp. and subsidiaries (collectively “Fresh International”), Fresh Advantage, Inc. and Redi-Cut Foods, Inc. and its affiliates, Kansas City Salad, L.L.C. and K.C. Salad Real Estate, L.L.C. (collectively, “Redi-Cut”).

The accompanying financial statements include the historical operations of certain subsidiaries of PFG. In this context, no direct ownership existed among the various units comprising Fresh Express; accordingly, PFG’s net investment in Fresh Express is shown in lieu of common shareholder’s equity in the combined financial statements. In PFG’s consolidated financial statements, the Fresh-cut division is accounted for as a discontinued operation and, in accordance with generally accepted accounting principles, depreciation and amortization was discontinued effective February 23, 2005. However, for the purposes of this presentation, the Fresh-cut segment is accounted for on a stand alone basis; as such, all depreciation and amortization has been reflected as if the Company was a continuing operation. This discontinuation of depreciation and amortization resulted in an increase in pre-tax earnings in PFG’s consolidated financial statements of approximately $3.7 million for the three month period ended April 2, 2005. Other than noted above, the combined financial statements included herein have been prepared from PFG’s historical accounting records.

The fiscal three months ended April 2, 2005 and April 3, 2004 are referred to herein as the 2005 and 2004 quarters, respectively. The results of operations for any interim period are not necessarily indicative of results for the full year.

2. Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the combined accounts of the Company. PFG allocates the purchase price of companies acquired to those particular companies. The purchase price is pushed down to the acquired company and any excess purchase price is recorded as goodwill, with a corresponding increase to either the loan payable to PFG or to PFG’s net investment. All significant inter-division balances and transactions within Fresh Express have been eliminated.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Company’s combined financial statements and notes thereto. The most significant estimates used by management are related to the accounting for the allowance for doubtful accounts, reserve for inventories, goodwill and other intangible assets, reserves for self-insured insurance claims, sales incentives, bonus accruals, depreciation, amortization, income taxes and amounts allocated by PFG. Actual results could differ from these estimates.

Fresh-cut Division of Performance Food Group Company

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)—(Continued)

Revenue Recognition

Sales are recognized and ownership risk transfers upon the delivery of goods to the customer. Sales allowances are recorded as reductions of sales.

Stock-Based Compensation

The Company’s associates participate in PFG’s stock-based employee compensation plans. PFG accounts for these plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, no stock-based employee compensation cost was reflected in net earnings in the combined statements of earnings for the 2005 and 2004 quarters. The fair value of each option was estimated at the grant date using the Black-Scholes option-pricing model with PFG’s assumptions. The following table illustrates the effect on net earnings of the Company as if PFG had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	2005	2004
Net earnings, as reported	$2,712	$2,542
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects (1)	(380)	(404)

Pro forma net earnings	$2,332	$2,138

(1)	The stock-based compensation expense was calculated using PFG’s effective tax rate of 38.36% and 38.0% in 2005 and 2004, respectively.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123R supercedes Accounting Principles Bulletin (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity issues equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. SFAS No. 123R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans. The Company will adopt SFAS No. 123R in its first fiscal quarter of 2006. The Company anticipates the adoption of this standard will have a material impact on its combined financial position and results of operations (see above for current pro forma stock compensation expense disclosure requirements).

Fresh-cut Division of Performance Food Group Company

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)—(Continued)

3. Goodwill and Other Intangible Assets

The following table presents details of the Company’s intangible assets as of April 2, 2005 and January 1, 2005:

	2005			2004
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Intangible assets with definite lives:
Customer relationships	$78,400	$13,909	$64,491	$78,400	$12,955	$65,445
Trade names and trademarks	16,500	1,818	14,682	16,500	1,703	14,797
Deferred financing costs	380	106	274	380	100	280
Non-compete agreements	1,080	998	82	1,080	969	111
Patents	350	92	258	350	83	267

Total intangible assets with definite lives	$96,710	$16,923	$79,787	$96,710	$15,810	$80,900

Intangible assets with indefinite lives:
Goodwill(a)	$235,965	$3,492	$232,473	$235,965	$3,492	$232,473
Trade names	49,500	—	49,500	49,500	—	49,500

Total intangible assets with indefinite lives	$285,465	$3,492	$281,973	$285,465	$3,492	$281,973

(a)	Amortization was recorded prior to the Company’s adoption of SFAS No. 142 in 2001.

The Company recorded amortization expense of approximately $1.1 million in both the 2005 and 2004 quarters. The estimated future amortization expense on intangible assets as of April 2, 2005 is as follows:

(In thousands)
2005 (remaining quarters)	$3,328
2006	4,340
2007	4,335
2008	4,304
2009	4,294
2010	4,294
Thereafter	54,892

Total amortization expense	$79,787

4. Inventories

The following table provides details of inventories as of April 2, 2005 and January 1, 2005:

(In thousands)	2005	2004
Growing crops(1)	$5,923	$12,489
Packaging and supplies	7,986	7,825
Raw materials	3,769	4,466
Finished goods	3,542	3,036

Inventories	$21,220	$27,816

(1)	Included within growing crops are advances to growers for crop costs.

Fresh-cut Division of Performance Food Group Company

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)—(Continued)

5. Commitments and Contingencies

The Company has contracts to purchase produce, some of which have variable quantities with minimum and maximum limits. The Company’s minimum commitment under produce purchase contracts totaled approximately $117.9 million at April 2, 2005. The Company’s contracts expire at various times throughout 2005 and 2006. The Company also had outstanding purchase orders for capital projects totaling approximately $5.3 million at April 2, 2005.

From time to time, the Company is involved in legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such proceedings and litigation currently pending will not have a material adverse effect on the Company’s combined financial condition or results of operations.

6. Related-Party Transactions

Sales to Affiliates

The Company sells product to PFG’s Broadline and Customized Distribution divisions for resale. These sales are conducted at arm’s length, in the same manner as sales to third-party customers. Included in net sales in the combined statements of earnings are net sales to affiliates of approximately $3.0 million and $4.2 million in the 2005 and 2004 quarters, respectively. Amounts owed by affiliates and included in accounts receivable, net, in the combined balance sheets were approximately $745,000 and $618,000 as of April 2, 2005 and January 1, 2005, respectively.

Due to PFG, Net

The amounts recorded in due to PFG, net, and included as current liabilities on the combined balance sheets represent amounts allocated to or from or paid on behalf of the Company in the last fiscal month of each period presented. These amounts are added to or deducted from the loan payable to PFG, net, in the following month. At April 2, 2005 and January 1, 2005, the amount due to PFG, net, totaled approximately $3.8 million and $4.1 million, respectively.

Loan Payable to PFG, Net

Cash receipts, net of expenditures, of the Company and other amounts, including income taxes receivable/payable, attributable to or from the Company reduce or increase the net amount owed to PFG. The Company owed approximately $358.5 million and $364.0 million to PFG under the loan payable, net, as of April 2, 2005 and January 1, 2005, respectively. Interest is charged on the outstanding borrowings at the prevailing prime interest rate. At April 2, 2005, the prime interest rate was 5.75% per annum. Interest expense on the loan payable to PFG, net, of approximately $6.1 million and $4.6 million in the 2005 and 2004 quarters, respectively, is included in interest expense on the combined statements of earnings. The loan matures on October 31, 2007 (the “Maturity Date”), at which time all outstanding principal, accrued interest and any fees or other charges shall be immediately due and payable. However, the Maturity Date shall be extended for successive one-year periods in the event PFG fails to give notice to the Company that it has elected to not extend the Maturity Date for an additional one-year period prior to January 15 of the calendar year in which the Maturity Date falls. Additionally, the entire outstanding principal balance on this loan, together with any unpaid interest thereon, shall be immediately due and payable in full upon any of the following events (i) a liquidation, dissolution or winding up of the Company; (ii) a consolidation or merger of the Company with or into any other corporation or other entity that is not a subsidiary or affiliate of PFG; or (iii) a sale of all or substantially all of the assets of the Company to any person that is not a subsidiary or affiliate of PFG.

Fresh-cut Division of Performance Food Group Company

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)—(Continued)

Insurance Programs Administered by PFG

PFG allocates to its subsidiaries costs associated with certain insurance programs that PFG administers and for which PFG procures third-party insurance or self-funds on a pooled basis. The insurance programs for which the related costs are allocated primarily include casualty insurance (automobile liability, workers’ compensation, general liability and property), directors’ and officers’ liability and health insurance. The Company was allocated approximately $6.7 million and $5.6 million in the 2005 and 2004 quarters, respectively, by PFG related to these insurance programs. These amounts are included in the combined statements of earnings and are allocated by PFG using various methodologies, as described below. Had these insurance programs been administered by the Company as a separate entity, the amounts may have been different than those allocated to Fresh Express by PFG. Certain insurance programs administered by PFG are directly attributable to an individual division or subsidiary, such as insurance for aircraft, dental and other benefits, etc. Costs related to these types of insurance programs are charged to the division or subsidiary directly and are not included in the amounts allocated above.

Included within the insurance allocation is coverage related to non-property casualty programs (automobile liability, workers’ compensation and general liability) for which PFG is self-insured up to a certain amount. For the self-insured component, the Company is allocated expense based on its pro-rata portion of PFG’s total historical claims and costs to the total insurance cost to be incurred by PFG. For amounts above the self-insured component, PFG has premium-based policies. The Company is allocated expense based on its pro-rata portion of PFG’s total underlying exposure items (i.e., number and type of vehicles, sales, payroll dollars, etc.) to the total insurance cost to be incurred by PFG.

Also included within the insurance allocation is coverage related to property insurance. The Company is self-insured up to a certain amount. For coverage above the self-insured limit, the Company is allocated expense for coverage based on its pro-rata portion of PFG’s total insured property values to the total insurance cost of PFG.

Also included within the insurance allocation are costs allocated for certain self-insured health insurance programs that PFG administers. The allocation of costs for health insurance coverage to the Company is a direct result of the number of employees participating and the particular coverage type that is elected by those employees. The rate per employee is then charged to the Company based on predetermined amounts established by PFG in allocating the total cost of the program to its participating divisions and subsidiaries.

Included within accrued expenses in the combined balance sheets are reserves allocated by PFG, including reserves for incurred but not reported claims, related to each of the above insurance programs that contain a self-insured component. The amounts of the reserves allocated by PFG to the Company were primarily based on the Company’s pro-rata portion of all PFG’s affiliates’ allocated costs.

Facility Lease Agreement

One of the Company’s processing/distribution facilities is leased from a former owner of one of the Company’s subsidiaries (the “Former Owner”). Total rent expense for this operating lease was approximately $263,000 for each of the 2005 and 2004 quarters. The lease agreement terminates in 2006; however, the Company has the option to extend the lease for one additional period of five years. The Company also has two equipment leases at this facility with the Former Owner. Total rent expense for these equipment leases was approximately $136,000 for each of the 2005 and 2004 quarters. These lease agreements terminate in 2005 and 2010, respectively.

Fresh-cut Division of Performance Food Group Company

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)—(Continued)

Audit and Tax Services

PFG allocates to the Company a portion of its annual audit and tax return review costs provided by an independent public accounting firm. The Company was allocated $40,000 and $30,000 in the 2005 and 2004 quarters, respectively, for these services, which are included within the Company’s combined statements of earnings. This allocation is based on the estimated hours spent by the independent public accounting firm on the Company as a percentage of all PFG’s affiliates in total. If the Company had contracted for these services as a stand-alone entity, the amounts may have been different than those allocated to the Company by PFG.

Other Related-Party Transactions

The Company participates in various other programs administered by PFG. These programs include, but are not limited to, PFG’s stock-based compensation plans, retirement and savings plans and insurance programs.

Corporate Allocation

In addition to the allocation of specific costs discussed above, these combined financial statements include an allocation of PFG’s overhead costs. These overhead costs relate to general management oversight; financial management, including public-company reporting, consolidated tax filings, PFG’s benefit plan administration and consolidated treasury services; and costs to support PFG’s information technology infrastructure. These costs are allocated to the Company based upon estimated utilization, employment levels and other methods PFG’s management believes to be reasonable. The amounts allocated to the Company were approximately $2.5 million in both the 2005 and 2004 quarters, respectively.